Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

On August 14, 2009, Stream entered into the share exchange agreement (“Exchange Agreement”) with EGS Corp. (“EGS”), EGS Dutchco B.V. (“Dutchco”) and NewBridge International Investment Ltd. (“NewBridge” and, together with Dutchco, the “Stockholders”). At the closing of the acquisition by Stream of EGS pursuant to the terms of the Exchange Agreement (the “Combination), NewBridge contributed to Stream $35,840,988 in principal under the Tranche B Loan, and the Stockholders transferred to Stream all of the shares of EGS owned by the Stockholders in exchange for an aggregate of 23,851,561 shares of Stream common stock, 9,800,000 shares of Stream non-voting common stock and $9,990 in cash.

The unaudited pro forma condensed combined financial statements combine (i) the historical balance sheets of Stream and EGS as of June 30, 2009, giving pro forma effect to the Combination and the transactions contemplated by the Exchange Agreement, the offering of 11.25% senior secured notes due 2014, the closing of an asset-based revolving credit facility and the repayment of certain outstanding indebtedness (collectively, the “Transactions”) as if they occurred on June 30, 2009, (ii) the historical statements of operations of Stream (pro forma for the acquisition of SHC as if the acquisition had occurred on January 1, 2008) for the year ended December 31, 2008 and EGS (pro forma for the acquisition of eTelecare as if the acquisition had occurred on January 1, 2008) for the year ended December 31, 2008, giving pro forma effect to the Combination and the Transactions as if they had occurred on January 1, 2008, and (iii) the historical statements of operations of Stream and EGS for the six moths ended June 30, 2009, giving pro forma effect to the Combination as if it had occurred on January 1, 2008, giving effect to the Combination and Transactions as if they had occurred on January 1, 2008.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the Combination, are factually supportable and, in the case of the pro forma statements of operations, have a recurring impact. The pro forma adjustments are preliminary, and the unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the Combination taken place on the dates noted, or the future financial position or operating results of the combined company. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. We expect to incur additional costs related to employee severance, consolidation of facilities and other restructuring costs related to the Combination. We have not yet completed our assessment or have an estimate of these costs. These costs will be accounted for in accordance with SFAS No. 141(R). Under the purchase method of accounting, the total purchase price will be allocated to the net tangible and intangible assets acquired and liabilities assumed, based on various estimates of their respective fair values. The purchase price allocations set forth in the following unaudited pro forma condensed combined financial statements are based on the current book value of EGS’s tangible assets and liabilities, until such time that Stream can complete its assessment of the estimated fair value of EGS net assets acquired.

We will complete our valuation for accounting purposes in accordance with SFAS No. 141(R). We expect that the allocation of tangible assets acquired will include, among other things, items such as cash, accounts receivable, unbilled accounts receivable, prepaid expenses and deposits, property and equipment and tangible liabilities to include, among other things, items such as accounts payable, accrued liabilities, income taxes (accrued and deferred), capital lease obligations and any long-term debt assumed in the transaction. We also expect to allocate a portion of the purchase price for accounting purposes to intangible assets and liabilities such as customer relationships, any lease contracts that may not be at fair value, and internally developed software or technology. For pro forma purposes, all of the excess purchase price has been allocated between goodwill and intangibles consistent with the purchase price allocation (except for the trade name allocation) that was recorded in connection with EGS’s acquisition of eTelecare in December 2008 as we believe that this is a reasonable basis for the allocation of the purchase price until such time as we complete the final purchase price allocation following the closing of the Combination. Deferred taxes will be recorded for the difference between the book and tax basis of tangible and intangible assets and liabilities other than goodwill. The remainder will be allocated to goodwill, which will not be amortized, but will be reviewed annually and on an interim basis if the events or changes in circumstances between annual tests indicate that an asset might be permanently impaired. The final valuations, and any interim updated preliminary valuation estimates, may differ materially from these preliminary valuation estimates and, as a result, the final allocation of the purchase price may result in reclassifications of the allocated amounts that are materially different from the purchase price allocations reflected below. Upon the completion of our assessment of the estimated fair value of EGS’s net assets acquired, any material change in the valuation estimates and related allocation of the purchase price would materially impact our depreciation and amortization expenses, the unaudited pro forma condensed combined financial statements and our results of operations following the closing of the Combination.

The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of Stream and EGS and the related notes to unaudited pro forma condensed combined financial statements.

Stream Global Services, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2009

(in thousands)

	Stream	EGS	Pro Forma Adjustments Note 2		Pro Forma	Adjustments for Transactions		Pro Forma As Adjusted
Assets
Current assets
Cash and cash equivalents	$14,189	$38,052	$—		$48,607	$(196,580)	(1)	$35,510
			(2,050)	N		190,908
			(1,584)	O		(7,425)	(3)
Accounts receivable, net	106,141	52,994	—		159,135	—		159,135
Income taxes receivable	1,707	—	—		1,707	—		1,707
Deferred income taxes	15,581	3,363	—		18,944	—		18,944
Prepaid expenses and other current assets	9,581	6,586	(292)	D	15,716	(2,405)	(4)	13,311
			(159)	E

Total current assets	147,199	100,995	(4,085)		244,109	(15,502)		228,607
Equipment and fixtures, net	49,577	52,004	—		101,581	—		101,581
Deferred income taxes	3,468	41	—		3,509	—		3,509
Goodwill	51,297	145,992	(145,992)	I	176,672	—		176,672
			145,992	I				—
			25,539	J				—
			(131,688)	P				—
			3,100	K				—
			(35,841)	L				—
			2,050	N				—
			1,584	O				—
			133,941	H				—
			(144,677)	G				—
			125,375	G				—
			—					—
Intangible assets, net	78,498	25,539	(25,539)	J	90,563			90,563
			19,302	G				—
			(7,237)	G				—
Other assets	7,769	4,123	—		11,892	7,425	(3)	28,409
						9,092	(2)

Total assets	$337,808	$328,694	$(38,176)		$628,326	$1,015		$629,341

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$9,337	$4,520	$—		$13,857	$—		13,857
Accrued employee compensation and benefits	38,837	29,142	—		67,979	—		67,979
Other accrued expenses	11,786	—	—		11,786	—		11,786
Income taxes payable	4,232	887	—		5,119	—		5,119
Current portion of long-term debt	1,693	33,276	—		34,969	(34,969)	(1)	—
Current portion of capital lease obligations	4,053	—	—		4,053	—		4,053
Other liabilities	4,304	692	3,100	K	13,571	—		13,571
			5,475	F				—

Total current liabilities	74,242	68,517	8,575		151,334	(34,969)	(1)	116,365
Long-term debt, net of current portion	72,929	124,523	(35,841)	L	161,611	(161,611) 200,000	(1) (2)	200,000
Capital lease obligations, net of current portion	10,184	—	—		10,184	—		10,184
Deferred income tax	19,237	—	—		19,237	—		19,237
Other long term liabilities	14,644	3,966	—		18,610	—		18,610

Total Liabilities	$191,236	$197,006	$(27,266)		$360,976	$3,420		$364,396
Series B Convertible Preferred Stock	712	—	280	A				—
			(992)	C				—

	Stream	EGS	Pro Forma Adjustments Note 2		Pro Forma	Adjustments for Transactions		Pro Forma As Adjusted
Stockholders’ Equity								—
Series A Convertible Preferred Stock	149,530		54,526	A	—	—		—
			(209,519)	C				—
			5,463	M				—
Common stock	9	240	(240)	P	79	—		79
			34	H				—
			1	B				—
			35	C				—
Additional paid-in-capital	5,827	143,364	(143,364)	P	289,940	—		289,940
			133,907	H				—
			(54,806)	A				—
			(1,000)	B				—
			999	B				—
			210,476	C				—
			(5,463)	M				—
Retained earnings (deficit)	(2,266)	(13,317)	13,317	P	(15,429)	(2,405	)(4)	(17,834)
			(292)	D				—
			(159)	E				—
			(5,475)	F				—
			(7,237)	G				—
Accumulated other comprehensive income (loss)	(7,240)	637	(637)	P	(7,240)	—		(7,240)

Total stockholders’ equity	145,860	130,924	(9,434)		267,350	(2,405)		264,945
Non controlling interest	—	764	(764)	P	—			—

Total stockholders’ equity	145,860	131,688	(10,198)		267,350	(2,405)		264,945

Total liabilities and stockholders’ equity	$337,808	$328,694	$(38,176)		$628,326	$(1,015)		$629,341

Stream Global Services, Inc.

Unaudited Pro Forma Condensed Combined Statement Of Operations

Six Months Ended June 30, 2009

(in thousands, except per share data)

	Stream	EGS	Pro Forma Adjustments Note 2		Pro forma	Adjustments for Transactions		Pro Forma As Adjusted
Revenue	$261,284	$140,257	$—		$401,541	$—		$401,541
Direct cost of revenue	152,019	107,827	—		259,846	—		259,846

Gross profit	109,265	32,430	—		141,695	—		141,695

Operating expenses:
Selling, general and administrative expenses	85,718	20,400	—		106,118	—		106,118
Transaction costs	—	—	3,100	K	—	—		—
			(3,100)	K
			292	D
			(292)	D
			159	E
			(159)	E
			5,475	F
			(5,475)	F
Depreciation and amortization	13,577	15,230	2,412	G	30,114	—		30,114
			(1,105)	S

Total operating expenses	99,295	35,630	1,307		136,232	—		136,232

Income (loss) from operations	9,970	(3,200)	(1,307)		5,463	—		5,463
Other (income) expenses, net:
Interest income	—	—	—		—	—		—
Foreign currency transaction loss (gain)	462	187	—		649	—		649
Other (income) expenses, net	9	(40)	—		(31)	—		(31)
Interest (income) expense, net	5,038	9,076	(2,654)	R	11,460	1,692	(5)	13,152
						2,405	(4)
						(2,405	)(4)

Total other (income) expenses, net	5,509	9,223	(2,654)		12,078	1,692		13,770

Income (loss) before income taxes	4,461	(12,423)	1,347		(6,615)	(1,692)		(8,307)
Provision (benefit) for income taxes	5,328	874	—	U	6,202	—		6,202

Net income (loss)	$(867)	$(13,297)	$1,347		$(12,817)	$(1,692)		$(14,509)

Accretion of trust account relating to common stock subject to possible conversion	—	—	—		—	—		—
Net (income) loss attributable to non-controlling interests	—	(590)	—		(590)	—		(590)
Cumulative convertible preferred stock dividends	3,176	—	54,806	A	3,176	—		3,176
			(54,806)	A
Preferred Stock accretion	503	—	—		503	—		503

Net income (loss) attributable to common shareholders	$(4,546)	$(12,707)	$1,347		$(15,906)	$(1,692)		$(17,598)

Net income (loss) attributable to common shareholders per share:
Basic	$(0.48)				$(0.20)			$(0.22)

Diluted	$(0.48)				$(0.20)			$(0.22)

Shares used in computing per share amounts:
Basic	9,452		35,085	C	79,190			79,190

			33,653	H
			1,000	B
Diluted	9,452		35,085	C	79,190			79,190

			33,653	H
			1,000	B

Stream Global Services, Inc.

Unaudited Pro Forma Condensed Combined Statement Of Operations

Year Ended December 31, 2008

(in thousands, except per share data)

	A	B	C	D=(B+C)	E		F=(A+D+E)
		Period from December 12, 2008 to December 31, 2008	Period from January 1, 2008 to December 12, 2008
	Stream Pro Forma	Successor (“EGS Corp.”)	Predecessor (“EGS Corp.”)	Pro Forma EGS Corp	Stream/EGS Corp. Pro Forma Adjustments Note 2		Pro Forma	Adjustments for Transactions		Pro Forma As Adjusted
Revenue	$523,458	$14,521	$285,260	$299,781	$—		$823,239	$—		$823,239
Direct cost of revenue	330,954	11,829	216,225	228,054	—		559,008	—		559,008

Gross profit	192,504	2,692	69,035	71,727	—		264,231	—		264,231

Operating expenses:
Selling, general and administrative expenses	162,154	2,037	55,519	57,556	—		219,710	—		219,710
Transaction related costs	—	—	—	—	3,100	K	—	—		—
					(3,100)	K
					292	D
					(292)	D
					159	E
					(159)	E
					5,475	F
					(5,475)	F
Depreciation and amortization	24,359	1,521	21,503	23,024	4,825	G	49,079	—		49,079
					(3,129)	S

Income (loss) from operations	5,991	(866)	(7,987)	(8,853)	(1,696)		(4,558)	—		(4,558)

Other (income) expenses, net:
Foreign currency transaction loss (gain)	(536)	(978)	(374)	(1,352)	—		(1,888)	—		(1,888)
Other (income) expenses, net	1,593	4	42	46	—		1,639	—		1,639
Interest (income) expense, net	6,894	672	(465)	207	(205)	R	16,211	10,155	(5)	26,366
					9,315	T		2,405	(4)
								(2,405	)(4)

Total other (income) expenses, net	7,951	(302)	(797)	(1,099)	9,110		15,962	10,155		26,117

Income (loss) before income taxes	(1,960)	(564)	(7,190)	(7,754)	(10,806)		(20,520)	(10,155)		(30,675)
Provision (benefit) for income taxes	9,697	91	1,333	1,424	—	U	11,121	—		11,121

Net income (loss)	$(11,657)	$(655)	$(8,523)	$(9,178)	$(10,806)		$(31,641)	$(10,155)		$(41,796)

	A	B	C	D=(B+C)	E		F=(A+D+E)
		Period from December 12, 2008 to December 31, 2008	Period from January 1, 2008 to December 12, 2008
	Stream Pro Forma	Successor (“EGS Corp.”)	Predecessor (“EGS Corp.”)	Pro Forma EGS Corp	Stream/EGS Corp. Pro Forma Adjustments Note 2		Pro Forma	Adjustments for Transactions	Pro Forma As Adjusted
Net (income) loss attributable to non-controlling interests	—	(45)	(274)	(319)	—		(319)	—	(319)
Series A Preferred Stock beneficial conversion feature	49,503	—	—	—	—		49,503	—	49,503
Cumulative convertible preferred stock dividends	1,790	—	—	—	54,806	A	1,790	—	1,790
					(54,806)	A
Preferred Stock accretion	367	—	—	—	—		367	—	367
Warrant issuance costs	298	—	—	—	—		298	—	298

Net income (loss) attributable to common shareholders	$(63,615)	$(610)	`$ (8,249)	$(8,859)	$(10,806)		$(83,280)	$(10,155)	$(93,435)

Net income (loss) attributable to common shareholders per share:
Basic	$(2.74)						$(1.05)		$(1.18)

Diluted	$(2.74)						$(1.05)		$(1.18)

Shares used in computing per share amounts:
Basic	23,258				35,085	C	79,190		79,190

					33,653	H
					1,000	B
					(13,806)	Q
Diluted	23,258				35,085	C	79,190		79,190

					33,653	H
					1,000	B
					(13,806)	Q

The Stream pro forma unaudited results of operations for the year ended December 31, 2008 assumes the acquisition of SHC occurred on January 1, 2008. We derived the pro forma results of operations from (i) the audited consolidated financial statements of SHC for the period from January 1, 2008 to July 31, 2008 (the date of the SHC acquisition) and (ii) our audited financial statements for the year ended December 31, 2008. See Stream’s Annual Report on Form 10-K for the year ended December 31, 2008—Note 2.

STREAM GLOBAL SERVICES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

Note 1—Description of Combination and Basis of Presentation

On August 14, 2009, Stream entered into a share exchange agreement with EGS, Dutchco and NewBridge. At the closing of the Combination (the “Closing”), NewBridge contributed to Stream $35,841 in principal under a bridge loan (the “Bridge Loan”) and the Stockholders transferred to Stream all of their shares of capital stock of EGS in exchange for an aggregate of 23,851,561 shares of Stream common stock, 9,800,000 shares of Stream non-voting common stock and $9.90 in cash.

Ares Letter Agreement

In connection with the share exchange agreement, Stream entered into a letter agreement dated August 14, 2009 with Ares providing for, among other things:

•

effective immediately prior to the Closing, conversion of 150,000 shares of Stream’s Series A Convertible Preferred Stock and all accrued but unpaid dividends (as accelerated) thereon, into 34,919,792 shares of Stream common stock;

•

effective immediately prior to the Closing, conversion of 702 shares of Stream’s Series B Convertible Preferred Stock and all accrued but unpaid dividends (as accelerated) thereon, into 165,342 shares of Stream common stock;

•

the issuance by Stream to Ares of 1,000,000 shares of Stream common stock in partial consideration for the surrender to Stream for cancellation of a warrant to purchase 7,500,000 shares of Stream common stock expiring in 2018 held by Ares; and

•

at Stream’s option after the Closing, but prior to November 30, 2009, transfer and sale by Ares to Stream of 425,000 warrants each to purchase one share of Stream common stock, expiring October 17, 2011 for an aggregate cash purchase price of $63 or $.15 per warrant.

Note 2—Pro Forma Adjustments

There were no inter-company balances or transactions between Stream and EGS as of the dates and for the periods of these pro forma condensed combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Stream and EGS filed consolidated income tax returns during the periods presented.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(A)	To record the acceleration of the dividends on Stream’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

(B)	To record the transfer to Stream for cancellation of a warrant to purchase 7,500,000 shares of Stream common stock expiring August 7, 2018 in exchange for, the issuance of 1,000,000 shares of Stream common stock which is reflected in the equity section.

(C)	To record the conversion of all of Stream’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock including dividends to Stream common stock.

(D)	To record the expensing of the remaining investment banker retainer that was being amortized over the life of the agreement as the agreement will result in a credit to the investment banking fee due upon Closing.

(E)	To record acceleration of deferred expenses related to the Ares letter of credit guarantee that will expire in December 2009.

(F)	To record the expensing of Stream transaction costs, including investment banker fees, public filing fees, printing fees, legal and accounting fees and other Combination related fees.

(G)	To allocate the excess purchase price between goodwill and intangibles consistent with the purchase price allocation (except for the trade name allocation) that was recorded in connection with the EGS acquisition of eTelecare in December 2008 as we believe that this is a reasonable basis for the allocation of the purchase price until such time as we complete the final purchase price allocation following the Closing of the Combination.

(H)	To record the issuance of 42.5% (33,653,445 shares) of the issued and outstanding Stream common stock to the Stockholders (assuming conversion of all outstanding shares of Stream Preferred Stock).

(I)	To record the elimination of the EGS goodwill as of June 30, 2009.

(J)	To record the elimination of the EGS intangibles as of June 30, 2009.

(K)	To record the expensing of the EGS transaction costs including investment banker fees, public filing fees, printing fees, legal and accounting fees and other Combination related fees.

(L)	To record the contribution of the Bridge Loan in exchange for shares of Stream common stock that are included in the 42.5% the Stockholders’ ownership of the issued and outstanding shares of Stream common stock (assuming conversion of all outstanding shares of Stream Preferred Stock).

(M)	To record the remaining accretion of dividends related to the Series A Convertible Preferred Stock.

(N)	To reflect the repurchase for cash of the 30% minority interest in eTelecare Global Solutions Nicaragua by EGS, which occurred in July 2009 prior to EGS entering into the Combination.

(O)	To record the repurchase for cash of the EGS remaining public shares in the Philippines outstanding as of June 30, 2009.

(P)	To record the elimination of the stockholders’ equity of EGS as of the date of the Combination.

(Q)	To record the pro forma effect of the 2008 stock related transactions regarding Stream’s self tender totaling 20,757,000 common shares, on a pro forma weighted average basis.

(R)	To reverse the interest expense associated with the contribution of the Bridge Loan in exchange for shares of Stream common stock.

(S)	To reverse the amortization of the EGS intangible assets.

(T)	To record interest expense related to the EGS debt issued in December 2008 that is converted to capital stock prior to the closing of the Combination.

(U)	There is no impact to income taxes from SHC related pro forma income adjustments has been recorded due to utilization of U.S. federal tax net operating loss carry forwards.

The purchase price consists of the payment of 33,653,445 shares of Stream common stock at the June 30, 2009 price of $3.98 per share (note that the price per share ultimately used for calculation of the purchase price will be the Stream quoted stock price as of the closing of the Combination), and the preliminary allocation of the purchase price of the assets acquired and liabilities assumed at June 30, 2009 is as follows:

Calculation of allocable purchase price:
Total allocable purchase price	$133,941

Estimated allocation of purchase price*
Cash and cash equivalents	$34,418
Accounts receivable, net	52,994
Deferred income taxes—current	3,363
Prepaid expenses and other current assets	6,586
Equipment and fixtures	52,004
Deferred income taxes	41
Goodwill	125,375
Intangible assets	19,302
Other assets	4,123
Accounts payable	(4,520)
Accrued employee compensation and benefits	(29,142)
Income taxes payable	(887)
Current portion of long-term debt	(33,276)
Other liabilities	(3,792)
Long-term debt, net of current portion	(88,682)
Other liabilities	(3,966)

$133,941

The purchase price allocation has not been finalized and is subject to change upon recording of actual transaction costs and completion of valuations of tangible and intangible assets and liabilities. Stream expects to complete the valuation for accounting purposes following the Closing of the transaction. See further discussion at Note 3. For pro forma purposes, all of the excess purchase price was allocated between goodwill and intangibles consistent with the purchase price allocation (except for the trade name allocation) that was recorded in connection with EGS’s acquisition of eTelecare in December 2008 as we believe that this is a reasonable basis for the allocation of the purchase price until such time as we complete the final purchase price allocation following the Closing of the Combination. We expect to incur additional costs related to employee severance, consolidation of facilities and other restructuring costs related to the Combination. We have not yet completed our assessment or have an estimate of these costs. These costs will be accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 141(R), Business Combinations (SFAS No. 141(R)).

SFAS No. 109, Accounting for Income Taxes, requires the recognition of deferred tax assets and liabilities for the tax effects of differences between the assigned values in the purchase price allocation and the tax basis of assets acquired and liabilities assumed in a purchase business combination (except for goodwill, which is not deductible for tax purposes). We have not completed our assessment of the estimated fair value of SHC net assets acquired, no adjustment has been made to deferred income taxes until our analysis is complete.

Note 3—Purchase Accounting Adjustment

Under the purchase method of accounting, the total purchase price will be allocated to the net tangible and intangible assets acquired and liabilities assumed, based on various preliminary estimates of their fair values, in accordance with SFAS No. 141(R). Our estimates and assumptions are subject to change upon the finalization of the valuation and may be adjusted in accordance with SFAS No. 141(R). We expect to incur additional costs related to employee severance, consolidation of facilities and other restructuring costs related to the Combination. We have not yet completed our assessment or have an estimate of these costs. These costs will be accounted for in accordance with SFAS No. 141(R). The purchase price allocation is not finalized. We are in the process of completing their assessment of the estimated fair value of EGS’s net assets acquired. The excess purchase price has been allocated between goodwill and intangibles consistent with the purchase price allocation (except for the trade name allocation) that was recorded in connection with EGS’s acquisition of eTelecare in December 2008 as we believe that this is a reasonable basis for the allocation of the purchase price until such time as we complete the final purchase price allocation following the Closing of the Combination. EGS expects to complete the valuation for accounting purposes following the Closing of the Combination, and expect that the allocation of tangible assets acquired will include, among other things, items such as cash, accounts receivable, unbilled accounts receivable, prepaid expenses and deposits, property and equipment and tangible liabilities to include, among other things, items such as accounts payable, accrued liabilities, income taxes (accrued and deferred), capital lease obligations and any long-term debt assumed in the transaction. We also expect to allocate a portion of the purchase price for accounting purposes to intangible assets and liabilities such as customer relationships, any lease contracts that may not be at fair value, internally developed software or technology. Deferred taxes will be recorded for the difference between the book and tax basis of tangible and intangible assets and liabilities other than goodwill. The remainder will be allocated to goodwill, which will not be amortizable, but will be reviewed annually and on an interim basis if the events or changes in circumstances between annual tests indicate that an asset might be permanently impaired.

We believe that the recognition of goodwill in the purchase price allocation is supported by a number of important factors. EGS operates in a sector that has been affected positively by the continuing trend toward globalization across most industries. As a global provider of CRM services, EGS is positioned to benefit from the demand for outsourcing services solutions from certain multinational clients, along with EGS’s global footprint and reputation in the CRM industry as a high quality provider of CRM services.

Note 4—Adjustments for Transactions

The adjustments to reflect Transactions in the unaudited pro forma condensed combined financial statements are as follows:

(1)	To record the repayment of the existing debt (excluding capital leases) on the Stream and EGS balance sheets as of June 30, 2009.

(2)	To record the issuance of $200 million of the notes.

(3)	To record the transaction costs associated with the issuance of the notes and the asset backed loans.

(4)	To write-off the deferred transaction costs associated with the debt that is being repaid upon closing of this refinancing.

(5)	To record the reversal of the historical interest expense and recording of the stated interest expense of 11.25% per year and 4.546% of original issue discount associated with the issuance of $200 million of the notes.